[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) CUSTOMARILY AND ACTUALLY TREATED BY THE REGISTRANT AS PRIVATE OR CONFIDENTIAL.

From: Valneva Scotland Limited (“Purchaser”)
Oakbank Park Road,
Livingston, Scotland
EH53 0TG, United Kingdom

And: Valneva Austria GmbH (“Valneva Austria”)
Campus Vienna Biocenter 3
1030 Vienna
Austria

To: Dynavax Technologies Corporation (“Dynavax”)
2100 Powell Street, Suite 900
Emeryville, CA 94308
USA
8 March 2022 (the “Amendment Date”)
Dear Sirs

Supply Agreement between Dynavax, Purchaser and Valneva Austria dated 12 September 2020, as amended to date (the “Agreement”)

To the extent not otherwise defined in this letter (“Amendment”), capitalized terms used but not otherwise defined in this Amendment (including Appendix One hereto, which is incorporated herein by this reference) will have the same meanings as given to them in the Agreement.

The Parties agree that, with effect from the Amendment Date (subject to execution and delivery of this Amendment by all Parties as provided below), the Agreement shall be amended as set out in Appendix One.

The Agreement, as varied by this Amendment, shall remain in full force and effect in accordance with its terms.

This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument, but will not be effective until each Party has executed and delivered at least one counterpart to the other Parties. This Agreement may be executed and delivered electronically, including by DocuSign, or by facsimile, and upon such delivery such electronic or facsimile signature will be deemed to have the same effect as if the original signature had been delivered.

This Amendment, and all questions regarding the existence, validity, interpretation, breach, or performance of this Amendment, shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, United States, without reference to its conflicts of laws principles. The application of the U.N. Convention on Contracts for the International Sale of Goods (1980) is excluded. Section 11.3 of the Agreement shall apply to this Amendment, mutatis mutandis.

[Signature page follows]

Please confirm your acceptance of the terms of this Amendment by signing and returning to us a copy of this Amendment.

Yours faithfully
Valneva Scotland Limited
Signed:        [***]
Name:     [***]
Date:     8 March 2022

Valneva Austria GmbH
Signed:        [***]
Name:     [***]
Date:     8 March 2022

We agree to the above proposal.
For and on behalf of Dynavax Technologies Corporation
Signed:        [***]
Name:     [***]
Date:     8 March 2022

Attachment:     Appendix One

2.

Appendix One
1.The Parties wish to vary the Agreement and agree that, with effect from the Amendment Date:
(a)Sections 2.4(b) is deleted in its entirety and replaced as follows:
“2.4    Delivery Terms.
(b)    [***]. Ahead of Regulatory Approval of the Product, Dynavax will use commercially reasonable efforts to ensure that the CpG Materials shall, at the time of delivery in accordance with Section 2.4(a), [***].
[End of Appendix One]
3.